JOHN HANCOCK DECLARATION TRUST

                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
101 Huntington Avenue
Boston, MA   02199

         Re:  Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 9.01 of the Transfer Agency and Service Agreement dated as of July 22, 1996 between John Hancock Declaration Trust (the "Trust") and John Hancock Investor Services Corporation (now known as John Hancock Signature Services, Inc.) (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock V.A. Financial Industries Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                           JOHN HANCOCK DECLARATION TRUST



ATTEST:  /s/ Susan S. Newton               By: /s/ Anne C. Hodsdon
         ---------------------                 ----------------------
              Secretary                              President

Dated:  May 1, 1997


         We are willing to render transfer agency services to John Hancock V.A. Financial Industries Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                           JOHN HANCOCK SIGNATURE SERVICES, INC.



ATTEST: /s/ Diane R. Landers               By: /s/ Chares McKenney, Jr.
        ----------------------                 -------------------------


Dated:  May 1, 1997

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                          TRANSFER AGENCY FEE SCHEDULE
                          ----------------------------


Effective May 1, 1997, the transfer agent fees payable monthly under the transfer agency agreement between each Fund listed below and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board:


                    Fund                          Annual Rate Per Account
                    ----                          -----------------------

John Hancock V.A. Discovery Fund                      No Current Fee

John Hancock V.A. Emerging Growth Fund                No Current Fee

John Hancock V.A. Financial Industries Fund           No Current Fee

John Hancock V.A. 500 Index Fund                      No Current Fee

John Hancock V.A. Independence Equity Fund            No Current Fee

John Hancock V.A. International Fund                  No Current Fee

John Hancock V.A. Sovereign Investors Fund            No Current Fee

John Hancock V.A. Sovereign Bond Fund                 No Current Fee

John Hancock V.A. Strategic Income Fund               No Current Fee

John Hancock V.A. World Bond Fund                     No Current Fee

John Hancock V.A. Money Market Fund                   No Current Fee